UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On April 10, 2008, MDwerks, Inc. granted Non-qualified Stock Options (NQO) and Incentive Stock Options (ISO) pursuant to the MDwerks, Inc. 2005 Incentive Compensation Plan to certain officers as described below:

Name of Optionee	Title	Number of Shares Underlying Option

Howard Katz	Chief Executive Officer	1,370,000 NQO Shares
130,000 ISO Shares

Vincent Colangelo	Chief Financial Officer	100,000 ISO Shares

Stephen Weiss	Chief Operating Officer	100,000 ISO Shares

The Options, which vested immediately, were recommended by the Compensation Committee and approved by the Board of Directors at the common stock exercise price of $0.75 per share and will expire on April 9, 2018. The closing price of the MDwerks, Inc. common stock on the date prior to the grant was $0.60 per share.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Index
               Exhibit No.                             Description
4.1	MDwerks, Inc. 2005 Incentive Compensation Plan [1]

4.2	Form of MDwerks, Inc. Non-Qualified Stock Option Agreement [2]

4.3	Form of MDwerks, Inc. Incentive Stock Option Agreement[3]

_________________

1	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

2	Filed herewith

3	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Date: June 25, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer